                                                                     EXHIBIT 1.1

                                2,950,000 Shares

                                TALX Corporation

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                  August 3, 2001

CIBC World Markets Corp.
Adams, Harkness & Hill, Inc.
Robert W. Baird & Co. Incorporated
A.G. Edwards & Sons, Inc.
Stifel, Nicolaus & Company, Incorporated
c/o CIBC World Markets Corp.
One World Financial Center
New York, New York  10281

Ladies and Gentlemen:

         TALX Corporation, a Missouri corporation (the "Company"), and the shareholder of the Company listed on Schedule II hereto (the "Selling Shareholder"), propose, subject to the terms and conditions contained herein, to sell to you (the "Underwriters"), an aggregate of 2,950,000 shares (the "Firm Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock"). Of the 2,950,000 Firm Shares, 2,750,000 are to be issued and sold by the Company and 200,000 are to be sold by the Selling Shareholder. The respective numbers of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. The Company and the Selling Shareholder are sometimes referred to herein collectively as the "Sellers." In addition, the Company and the Selling Shareholder propose to grant to the Underwriters an option to purchase up to an additional 442,500 shares (the "Option Shares") of Common Stock for the purpose of covering over-allotments in connection with the sale of the Firm Shares. Of the Option Shares, up to 412,500 are being offered by the Company and up to 30,000 are being offered by the Selling Shareholder. The Firm Shares and the Option Shares are together called the "Shares."

         1. Sale and Purchase of the Shares.

         On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

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         (a) Each of the Sellers agrees, severally and not jointly, to sell to the Underwriters, at a price of $30.208 per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Seller on
     Schedule II to this Agreement, and each of the Underwriters agrees, severally and not jointly, to purchase from the Sellers, at the Initial Price, the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I to this Agreement, subject to adjustment in accordance with Section 11 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be in the same proportion (adjusted by the Underwriters to eliminate fractions) as the number of Firm Shares to be purchased hereunder by each Underwriter bears to the total number of Firm Shares being purchased hereunder.

         (b) Each of the Sellers grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares offered by such Seller at the Initial Price. To the extent that the Underwriters exercise the option to purchase fewer than the total number of Option Shares offered hereunder, the Underwriters shall purchase Option Shares from the Company and the Selling Shareholder in the same proportion that the number of Option Shares offered by such Seller bears to the total number of Option Shares offered by such Seller. The number of Option Shares to be purchased by each Underwriter from each such Seller shall be in the same proportion (adjusted by the Underwriters to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. The Underwriters' option to purchase Option Shares may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time at least two full business days before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Underwriters to the Company and the Custodian (as defined herein) no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

         2. Delivery and Payment. Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of CIBC World Markets Corp., One World Financial Center, New York, New York 10281, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Underwriters (such time and date of delivery and payment are called the "Firm Shares Closing Date").

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         In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each date of delivery as specified in the notice from the Underwriters to the Company (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

         Payment shall be made to the Company and the Selling Shareholder by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company and to the Selling Shareholder for the shares purchased from the Selling Shareholder, against delivery of the respective certificates to the Underwriters for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

         Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Underwriters shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) and shall be delivered by or on behalf of the Company to the Underwriters through the facilities of the Depository Trust Company ("DTC") for the account of such Underwriter. The Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Underwriters, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

         3. Registration Statement and Prospectus; Public Offering. The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a Registration Statement (as hereinafter defined) on Form S-3 (No. 333-63690), including a preliminary prospectus relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term "Preliminary Prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement or filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules. The term "Registration Statement" as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the "Effective Date") including the information (if any) deemed to be part

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thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the
Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the "462(b) Registration Statement") then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be.

         The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Underwriters deem advisable. The Company and the Selling Shareholder hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Underwriter as follows:

         (a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement

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     or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 4(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Underwriters for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by Underwriters for use in the Registration Statement or the Prospectus is the statements contained in the table under the second paragraph and in the fourth, tenth, eleventh, twelfth (with respect to the absence of representations by the underwriters), and thirteenth (with respect to the expectation of the underwriters) paragraphs under the caption "Underwriting" in the Prospectus.

         (b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

         (c) The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and, when read together and with the other information in the Registration Statement and the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein.

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         (d) The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects the financial position, the results of operations, the statements of cash flows and the statements of shareholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply; and such financial statements and related schedules and notes have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. The summary and selected financial data included in the Prospectus present fairly in all material respects the information shown therein as at the respective dates and for the respective periods specified and the summary and selected financial data have been presented on a basis consistent with the consolidated financial statements so set forth in the Prospectus and other financial information.

         (e) KPMG LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

         (f) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. The Company's sole subsidiary, Ti3 (the "Subsidiary"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Company and the Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company or the Subsidiary, as applicable (a "Material Adverse Effect"). The Company does not own, lease or license any material asset or property or conduct any material business outside the United States of America. Each of the Company and the Subsidiary has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its respective assets and properties and conduct its respective business, all of which are valid and in full force and effect, as described in the Registration Statement and the Prospectus, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Company and the Subsidiary has fulfilled and performed in all material respects all of its respective material obligations with respect to such Permits and no event has occurred that

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     allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

         (g) Each of the Company and the Subsidiary owns or possesses adequate and enforceable rights to use all of its respective trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") described in the Prospectus as being owned by it necessary for the conduct of its business, except to the extent that the failure of the Company to own or possess such right would not have a Material Adverse Effect. Neither the Company nor the Subsidiary has received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles, except as described in the Registration Statement and the Prospectus and except for any infringements and conflicts as would not have a Material Adverse Effect.

         (h) Each of the Company and the Subsidiary has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property described in the Prospectuses as being owned by it. Any real property and buildings described in the Prospectuses as being held under lease by the Company or the Subsidiary is held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement and the Prospectus or would not have a Material Adverse Effect.

         (i) There are no litigation or governmental proceedings to which the Company or the Subsidiary is subject or which is pending or, to the knowledge of the Company, threatened, against the Company or the Subsidiary, which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect, affect the consummation of this Agreement or which is required to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

         (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any material adverse change with regard to the assets or properties, business, results of operations or financial condition of the Company; (ii) neither the Company nor the Subsidiary has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and

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     the Prospectus, except as reflected therein, neither the Company nor the
     Subsidiary has (1) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except securities issued pursuant to employee stock option or stock purchase plans or such liabilities or obligations incurred in the ordinary course of business, (2) entered into any transaction not in the ordinary course of business or (3) declared or paid any dividend or made any distribution on any shares of its stock, except for regular quarterly cash dividends, or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

         (k) There is no document, contract or other agreement of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying document, contract or agreement so described. Each agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement or incorporated by reference is in full force and effect (unless otherwise so described) and is valid and enforceable by and against the Company or the Subsidiary, as the case may be, in accordance with its terms. Neither the Company nor the Subsidiary, if the Subsidiary is a party, nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or the Subsidiary, if the Subsidiary is a party thereto, of any other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company, the Subsidiary or their properties or business may be bound or affected, which default or event, individually or in the aggregate, would have a Material Adverse Effect.

         (l) Neither the Company nor the Subsidiary is in violation of any term or provision of its respective charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

         (m) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or

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

     constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or the Subsidiary is a party or by which it either the Company or the Subsidiary or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or the Subsidiary or violate any provision of the charter or by-laws of the Company or the Subsidiary, except for such consents or waivers which have already been obtained and are in full force and effect and except for such rights to terminate or accelerate, conflicts, breaches, defaults, requirements for consent or waiver, liens, charges, encumbrances, franchises, licenses, permits, judgments, decrees, orders, statutes, rules, regulations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

         (n) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or the Subsidiary or any such rights pursuant to its Articles of Incorporation or by-laws or any agreement or instrument to or by which the Company or the Subsidiary is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or the Subsidiary or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus. All outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.

         (o) No holder of any security of the Company has the unwaived right to have any security owned by such holder included in the Registration Statement. Each director and executive officer of the Company has delivered to the Underwriters his or its enforceable written lock-up agreement in the form attached as Annex I to this Agreement ("Lock-Up Agreement").

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         (p) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (q) Neither the Company nor the Subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or the Subsidiary and any of its executive officers which, if adversely determined, would have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

         (r) No transaction has occurred between or among the Company and any of its officers or directors or five percent shareholders or any affiliate or affiliates of any such officer or director or five percent shareholders that is required to be described in and is not described in the Registration Statement and the Prospectus.

         (s) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

         (t) The Company and the Subsidiary have filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company and the Subsidiary.

         (u) The Shares have been approved for listing, subject to notice of issuance, on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System, subject to official notice of issuance.

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         (v) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

         (w) The books, records and accounts of the Company and the Subsidiary accurately and fairly reflect, in all material respects, the respective transactions in, and dispositions of, the assets of, and the results of operations of, the Company and the Subsidiary. Each of the Company and the Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances, in all material respects, that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (x) The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company's or its subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor the Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

         (y) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under the state or foreign securities or Blue Sky laws) has been obtained or made and is in full force and effect.

         (z) To the best of the knowledge of the Company, there are no affiliations with the NASD among the Company's officers, directors or any five percent or greater shareholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Underwriters.

         (aa) (i) Each of the Company and the Subsidiary is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Law") which are applicable to its business; (ii) neither the Company nor the Subsidiary has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; and (iii) no property which is or has been owned, leased or occupied by the Company or the Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) ("CERCLA") or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor the Subsidiary has been named as a "potentially responsible party" under CERCLA.

         (bb) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (cc) The Company, the Subsidiary or any other person associated with or acting on behalf of the Company or the Subsidiary, including, without limitation, any director, officer, agent or employee of the Company or the Subsidiary has not, directly or indirectly, while acting on behalf of the Company or the Subsidiary (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

         5. Representations and Warranties of the Selling Shareholder. The Selling Shareholder hereby represents and warrants to the Company and each Underwriter as follows:

         (a) The Selling Shareholder has caused certificates for the number of Shares to be sold by the Selling Shareholder hereunder to be delivered to the Company (in such capacity, the "Custodian"), endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such certificates to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and an agreement dated on or about the date hereof between the Custodian and the Selling Shareholder (the "Custody Agreement").

         (b) The Selling Shareholder has granted an irrevocable power of attorney (the "Power of Attorney") to the Company and Craig Cohen, on behalf of the Selling Shareholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the shares to be sold by the Selling Shareholder pursuant hereto.

         (c) This Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement have each been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and, assuming due authorization, execution and delivery by the other parties hereto, each constitutes the valid and legally binding agreement of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principals.

         (d) The execution and delivery by the Selling Shareholder of this Agreement and the performance by the Selling Shareholder of its obligations under this Agreement (i) will not contravene any provision of applicable law, statute, rule or regulation or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, (ii) does not require on the part of the Selling Shareholder any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except such as may be required by the Blue Sky laws of the various states or other jurisdiction in connection with the offer and sale of the Shares which have been or will be effected in accordance with this Agreement, and
     (iii) will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to the terms of any agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound or to which any of the property or assets of the Selling Shareholder is subject.

         (e) The Selling Shareholder has, and on each Closing Date on which Shares to be sold by the Selling Shareholder pursuant to this Agreement will have, valid and marketable title to the Shares to be sold by the Selling Shareholder on such Closing Date, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement and Prospectus.

         (f) The Selling Shareholder has, and on each Closing Date on which Shares to be sold by the Selling Shareholder pursuant to this Agreement will have, full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder on such Closing Date in the manner provided by this Agreement.

         (g) Upon delivery of and payment for the Shares to be sold by the Selling Shareholder on any Closing Date pursuant to this Agreement, the several Underwriters will receive valid and marketable title to such Shares free and clear of any lien, claim, security interest or other encumbrance.

         (h) All information relating to the Selling Shareholder furnished in writing by the Selling Shareholder expressly for use in the Registration Statement and Prospectus is, and on each Closing Date on which Shares to be sold by the Selling Shareholder pursuant to this Agreement will be, true, correct, and complete, and does not, and on each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

         (i) The Selling Shareholder has reviewed the Registration Statement and Prospectus and, although the Selling Shareholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of the Selling Shareholder that would lead the Selling Shareholder to believe that (i) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements made therein not misleading and
     (ii) on the Effective Date, the Prospectus contained and, on each Closing Date contains, no untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, misleading.

         (j) The sale of Shares by the Selling Shareholder pursuant to this Agreement is not prompted by the Selling Shareholder's knowledge of any material information concerning the Company or the Subsidiary which is not set forth in the Prospectus.

         (k) The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

         (l) The Selling Shareholder has no actual knowledge that any representation or warranty of the Company set forth in Section 4 above is untrue or inaccurate in any material respect.

         (m) The representations and warranties of the Selling Shareholder in the Custody Agreement are, and on each Closing Date on which Shares to be sold by the Selling Shareholder pursuant to this Agreement will be, true and correct.

         6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

         (a) Notification that the Registration Statement has become effective shall have been received by the Underwriters and the Prospectus shall have been timely filed with the Commission in accordance with Section 7(a) of this Agreement.

         (b) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriters. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

         (c) The representations and warranties of the Company and the Selling Shareholder contained in this Agreement and in the certificates delivered pursuant to Section 6(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company and the Selling Shareholder shall have performed in all material respects all covenants and agreements and satisfied in all material respects all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

         (d) The Underwriters shall have received on each Closing Date a certificate, addressed to the Underwriters and dated such Closing Date, of the chief executive and the chief financial officer or chief accounting officer of the Company to the effect that (i) the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed in all material respects all covenants and agreements and satisfied in all material respects all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date, and (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

         (e) The Underwriters shall have received on each Closing Date a certificate, addressed to the Underwriters and dated such Closing Date, from the Selling Shareholder that is selling Shares on such Closing Date, to the effect that the Selling Shareholder has carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Selling Shareholder in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Selling Shareholder has performed in all material respects all covenants and agreements and satisfied in all material respects all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.

         (f) The Underwriters shall have received, at the time this Agreement is executed and on each Closing Date a signed letter from KPMG LLP addressed to the Underwriters and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (g) The Underwriters shall have received on each Closing Date from Bryan Cave LLP, counsel for the Company, an opinion, addressed to the Underwriters and dated such Closing Date, as to the matters set forth in Annex II hereto.

         (h) The Underwriters shall have received on each Closing Date from Haynes and Boone, LLP, special Texas counsel for the Company, an opinion, addressed to the Underwriters and dated such Closing Date, as to the matters set forth in Annex III hereto.

         (i) The Underwriters shall have received on the each Closing Date from counsel for the Selling Shareholder an opinion, addressed to the Underwriters and dated such Closing Date, as to the matters set forth in Annex IV hereto.

         (j) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and their counsel, and the Underwriters shall have received from Bingham Dana LLP a favorable opinion, addressed to the Underwriters and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters as the Underwriters may reasonably request, and the Company shall have furnished to Bingham Dana LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (k) The Underwriters shall have received copies of the Lock-up Agreements executed by each entity or person described in Section 4(o).

         (l) The Company and the Selling Shareholder shall have furnished or caused to be furnished to the Underwriters such further certificates or documents as the Underwriters shall have reasonably requested.

         7. Covenants of the Company and the Selling Shareholder.

         (a) The Company covenants and agrees as follows:

               (i) The Company will use its reasonable best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Underwriters, which approval shall not be unreasonably withheld or delayed, and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

               (ii) The Company shall promptly advise the Underwriters in writing (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Underwriters a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Underwriters reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 7(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

               (iv) The Company shall make generally available to its security holders and to the Underwriters as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

               (v) The Company shall furnish to the Underwriters and counsel for the Underwriters, without charge, original or photocopied signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (vi) The Company shall cooperate with the Underwriters and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such U.S. jurisdictions as the Underwriters may designate and such other jurisdictions as the Company and the Underwriters may mutually agree and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

               (vii) The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 if the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

               (viii) Without the prior written consent of CIBC World Markets Corp., for a period of 90 days after the date of this Agreement, the Company shall not issue or sell (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement, the award of options or issuance of shares pursuant to the Company's existing stock option plans or stock purchase plans as described in the Registration Statement and the Prospectus, the issuance of shares to holders of options or warrants outstanding as of the date hereof upon exercise of such securities, and the issuance of shares or options in connection with a private acquisition of assets or property in which each acquiror of such shares or options agrees to be bound by restrictions no more favorable to such acquiror than those contained in Section 7(c)(iii) of this Agreement.

               (ix) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market.

               (x) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the CIBC World Markets Corp. (or, in the case of marketing press releases of the type issued in the ordinary course of the Company's business, without the prior written or oral consent of CIBC World Markets Corp.), which consent shall not be unreasonably withheld or delayed, unless in the judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by law.

               (xi) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

         (b) The Company agrees to pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus and any document incorporated by reference therein, and the filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 7(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) approval of the Shares for listing on the Nasdaq National Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters; provided that the Company's obligation to pay the fees and disbursements of counsel to the Underwriters pursuant to clauses (iii) and (v) above shall not exceed $10,000 in the aggregate. Subject to the provisions of Section 10, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

         (c) The Selling Shareholder covenants and agrees with the Company that:

               (i) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, the Selling Shareholder shall deliver to you on or prior to the Firm Shares Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable statement specified by Treasury Department regulations in lieu thereof).

               (ii) The Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in the stabilization or manipulation of the price of the shares of Stock of the Company to facilitate the sale or resale of any of the Shares.

         8. Indemnification.

         (a) The Company agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or
     Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application") or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) in whole or in part upon any breach of the representations and warranties set forth in Section 4 hereof, or (iii) in whole or in part upon any failure of the Company to perform any of its obligations hereunder or under law; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters or Selling Shareholder, as the case may be, specifically for use therein; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter that failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requested quantity and on a timely basis to permit proper delivery on or prior to the applicable Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to have been delivered at or prior to the written confirmation of sale to such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission which was made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Selling Shareholder specifically for use therein, (ii) in whole or in part upon any breach of the representations and warranties of the Selling Shareholder set forth in Section 5 hereof, and (iii) in whole or in part upon any failure of the Selling Shareholder to perform any of its obligations hereunder; provided, however, that the aggregate obligation of the Selling Shareholder to indemnify each Underwriter (including any controlling person thereof) shall be limited to an amount equal to the net proceeds received by the Selling Shareholder from such Underwriter from the sale of the Shares hereunder; provided that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter that failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requested quantity and on a timely basis to permit proper delivery on or prior to the applicable Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to have been delivered at or prior to the written confirmation of sale to such person.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company and the Selling Shareholder to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the portions of such documents that are referred to in the last sentence of Section 4(a) hereof.

         (d) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 8(a), 8(b) or 8(c) shall be available to any party who shall fail to give notice as provided in this
     Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

         (e) The indemnity and contribution obligations, if any, of the Company and the Selling Shareholder, as well as their respective other agreements, covenants, representations and warranties to each other, under any registration rights provisions or agreements shall remain in full force and effect.

         9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8(a), 8(b) or 8(c) is due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) (other than due to failure to give timely notice), then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company or Selling Shareholder, as set forth in (or, in the case of a particular Selling Shareholder, determined by reference to) the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholder or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company and the Selling

Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder; (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; and (iii) in no case shall the Selling Shareholder be liable and responsible for any amount in excess of the aggregate net proceeds of the sale of Shares received by the Selling Shareholder; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this
Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this
Section 9 are several in proportion to their respective underwriting commitments and not joint.

         10. Termination. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Underwriters by notifying the Company and the Selling Shareholder at any time

         (a) in the sole discretion of the Underwriters at or before any Closing
     Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriters will in the future materially disrupt, the securities markets;
     (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriters, inadvisable to proceed with the offering;
     (iii) if there
     shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriters, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., on the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (v) if a banking moratorium has been declared by any state or Federal authority; or (vi) if, in the judgment of the Underwriters, there has occurred a Material Adverse Effect, or

         (b) at or before any Closing Date, that any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement.

         If this Agreement is terminated pursuant to any of its provisions, neither the Company nor any the Selling Shareholder shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Shareholder or to the other Underwriters for damages occasioned by its failure or refusal.

         11. Substitution of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 10) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Underwriters may find one or more substitute underwriters to purchase such Shares or make such other arrangements as they may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by them, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

         (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

         (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to one additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Underwriters to purchase such Shares upon the terms set forth in this Agreement.

         In any such case, either the Underwriters or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Underwriters and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company or the Selling Shareholder and without liability on the part of the Company, except in both cases as provided in Sections 7(b), 8, 9 and 10. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

         12. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Shareholder and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Selling Shareholder or any of the officers, directors or controlling persons referred to in Sections 8 and 9 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 7(b), 8, 9 and 10 shall survive the termination or cancellation of this Agreement.

         This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company or the Selling Shareholder, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

         All notices and communications hereunder shall be in writing and mailed or delivered or by telephone if subsequently confirmed in writing, (a) if to the Underwriters, c/o CIBC World Markets Corp., One World Financial Center, New York, New York 10281, Attention: Syndicate Department, with a copy to Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, Attention John R. Utzschneider, Esq. and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to Bryan Cave LLP, 211 North Broadway, St. Louis, Missouri 63102,
Attention: R. Randall Wang, and (c) if to the Selling Shareholder to the Selling Shareholder as the address set forth below the Selling Shareholder's name on
Schedule II to this Agreement, with a copy to such counsel as has delivered to the Underwriters on behalf of such Selling Shareholder the opinion required pursuant to Section 6(i) of this Agreement.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made and to be fully performed therein.

         This Agreement constitutes the full and entire understanding and agreement among the parties hereto with regard to the subjects hereof and supersedes all other agreements relating to the subject matter hereof.


                  [remainder of page intentionally left blank]

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among us.

                                       Very truly yours,

                                       TALX CORPORATION

                                       By: /s/ Craig N. Cohen
                                           -------------------------------------
                                           Name: Craig N. Cohen
                                           Title: Vice President - Application
                                                  Services & Software and
                                                  Chief Financial Officer

                                       WILLIAM W. CANFIELD

                                       By: /s/ William W. Canfield
                                           -------------------------------------
                                           Name: William W. Canfield
                                                 Attorney-in-fact

Confirmed:

CIBC WORLD MARKETS CORP.
ADAMS, HARKNESS & HILL, INC.
ROBERT W. BAIRD & CO. INCORPORATED
A.G. EDWARDS & SONS, INC.
STIFEL, NICOLAUS & COMPANY, INCORPORATED

By CIBC WORLD MARKETS CORP.

By /s/  Michael B. Kessler
   --------------------------------
   Name: Michael B. Kessler
   Title: Managing Director

                                   SCHEDULE I

                                                                         Number of
                                                                       Firm Shares to
                      Name                                              Be Purchased
                      ----                                             --------------

CIBC World Markets Corp.                                                  1,180,000

Adams, Harkness & Hill, Inc.                                                796,500

Robert W. Baird & Co.                                                       383,500

A.G. Edwards & Sons, Inc.                                                   383,500

Stifel, Nicolaus & Company Incorporated                                     206,500
                                                                          ---------

                                                             Total:       2,950,000

                                   SCHEDULE II

                                                           Number of                        Number of
                                                           Firm Shares                     Option Shares
                  Sellers                                  to Be Sold                       to Be Sold
                  -------                                  ---------                       -------------

TALX Corporation                                           2,750,000                         412,500

William W. Canfield
         1850 Borman Court
         St. Louis, MO 63146                                 200,000                          30,000
                                                           ---------                         -------
                                              Total:       2,950,000          Total:         442,500

                                                                         ANNEX I

                            FORM OF LOCK-UP AGREEMENT

                                                       _________, 2001


CIBC World Markets Corp.

As Representative of the Several Underwriters
c/o CIBC World Markets Corp.
CIBC World Markets Tower
World Financial Center
200 Liberty Street

New York, New York 10281

         Re:      Public Offering of Common Stock of TALX Corporation

Gentlemen:

         The undersigned, a holder of common stock ("Common Stock") or rights to acquire Common Stock, of TALX Corporation, a Missouri corporation (the "Company"), understands that the Company intends to file a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in or about June 2001 for the registration of shares of Common Stock (the "Offering"), including shares to be issued and sold by the Company. The undersigned further understands that you are contemplating entering into an Underwriting Agreement with the Company in connection with the Offering.

         In recognition of the benefit that such an Offering will confer upon the undersigned as a shareholder and/or an officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company, you and the other Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned agrees, for the benefit of the Company, you and the other Underwriters, that should the Offering be effected the undersigned will not, directly or indirectly, without your prior written consent, make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired for a period of 90 days subsequent to the date of the Underwriting Agreement, other than Common Stock to be sold in the Offering or transferred as a gift or gifts (provided that any donee thereof agrees in writing to be bound by the terms hereof).

         Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any such shares of Common Stock beneficially owned by the undersigned either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement pursuant to which such transferee shall agree to receive and hold such shares of Common Stock subject to the provisions hereof, and shall agree that there shall be no further transfer except in accordance with the provisions hereof. For purposes of this paragraph, "immediate family" shall mean spouse, parent, stepparent, grandparent, mother-in-law, father-in-law, daughter-in-law, brother-in law, child, stepchild, grandchild, brother, sister, aunt, uncle, niece or nephew of the transferor and shall include adoptive relationships.

         Notwithstanding the foregoing, you and the other Underwriters acknowledge that, if the undersigned has, prior to the date hereof, pledged, encumbered, contracted to sell or otherwise agreed to dispose of shares of Common Stock, nothing in this Agreement shall be deemed to prohibit the undersigned from disposing of shares of Common Stock pursuant to the terms of any such pre-existing legal obligation; provided that, in the event that any public disclosure is made by or on behalf of the undersigned in connection with the consummation of any such transaction, the undersigned shall cause such disclosure to include the date on which the undersigned entered into the obligation pursuant to which such disposition was made. Additionally, the undersigned agrees to notify you concurrently upon public disclosure of any such disposition.

         Further, the undersigned may exercise any options to purchase such shares of Common Stock, provided, in any such case, that the shares of Common Stock issued upon exercise shall remain subject to this Agreement.

         The undersigned hereby waives any rights of the undersigned to sell shares of Common Stock or any other security issued by the Company pursuant to the Registration Statement, and acknowledges and agrees that for a period of 90 days from the effective date of the Registration Statement the undersigned has no right to require the Company to register under the Securities Act of 1933 such Common Stock or other securities issued by the Company and beneficially owned by the undersigned.

         The undersigned, whether or not participating in the Offering, confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company and its transfer agent against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock beneficially owned by the undersigned except in compliance with this agreement.

         In the event that the Underwriting Agreement has not been entered into on or before September 30, 2001, this Agreement shall be void and of no further effect.

                                                    Very truly yours,


               If an individual:
                                                    ----------------------------
                                                    Name:


               If on behalf of a corporation,
               partnership, limited liability

               company, trust or other entity:
                                                    ----------------------------
                                                          [Name of entity]

                                                    By:
                                                       -------------------------
                                                    Name:
                                                    Title:

Dated:
       -----------------